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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2000 (except as to the stock split described in Note 12, as to which the date is April 25, 2000), in the Registration Statement (Form S-1 No. 333-35782) and related Prospectus of Argonaut Technologies, Inc. for the registration of 4,000,000 shares of its common stock.



                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California

July 14, 2000